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                                                                     Exhibit 5.1


                                                     May 23, 2001


Citrix Systems, Inc.
6400 NW 6th Way
Fort Lauderdale, FL  33309

         Re: Registration Statement on Form S-8 Relating to the Second Amended and Restated 1995 Stock Plan and the 2000 Director and Officer Stock Option and Incentive Plan (the "Plans") of Citrix Systems, Inc. (the "Company")

Dear Sir or Madam:

         Reference is made to the above-captioned Registration Statement on Form S-8 (the "Registration Statement") filed by the Company on or about May 23, 2001 with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to an aggregate of 37,193,256 shares of Common Stock, $.001 par value per share, of the Company issuable pursuant to the Plans (the "Shares").

         We have examined, are familiar with, and have relied as to factual matters solely upon, copies of the Plans, the Amended and Restated Certificate of Incorporation and By-Laws, as amended, of the Company, the minute books and stock records of the Company and originals of such other documents, certificates and proceedings as we have deemed necessary for the purpose of rendering this opinion.

         Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and paid for in accordance with a) the terms of the related Plans according to the terms of any option granted thereunder and duly authorized by the Company's Board of Directors or Compensation Committee and b) any related agreements with the Company, the Shares will be validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

                                           Very truly yours,


                                           /s/ TESTA, HURWITZ & THIBEAULT, LLP
                                           -----------------------------------
                                           TESTA, HURWITZ & THIBEAULT, LLP